UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 4, 2024

60 DEGREES PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41719	45-2406880
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 Connecticut Avenue NW Suite 1000, Washington, D.C.	20036
(Address of registrant’s principal executive office)	(Zip code)

(202) 327-5422

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SXTP	The Nasdaq Stock Market LLC
Warrants, each warrant to purchase one share of Common Stock	SXTPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 4, 2024, 60 Degrees Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell in a private placement offering (the “Private Placement”) (i) an aggregate of 2,898,551 pre-funded warrants (the “Pre-funded Warrants”), each having the right to purchase one share of common stock, par value $0.0001 per share (the “Common Stock”), at a price per Pre-funded Warrant equal to $1.379, the per share Purchase Price (as defined in the Purchase Agreement) less $0.001, the exercise price of the Pre-funded Warrants, (ii) series A warrants to purchase up to 2,898,551 shares of Common Stock (“Series A Warrants”) and series B warrants to purchase up to 2,898,551 shares of Common Stock (“Series B Warrants” and, collectively with Series A Warrants, the “Common Warrants”) for gross proceeds of approximately $4 million, before the deduction of placement agent fees and offering expenses. The closing of the Private Placement occurred on September 5, 2024.

The Pre-funded Warrants were sold, at the Purchaser’s election, to such Purchaser whose purchase of shares of Common Stock in the Private Placement would otherwise result in such Purchaser, together with its affiliates and certain related parties, beneficially own more than 4.99% (or, at such Purchaser’s option upon issuance 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Private Placement. The Pre-Funded Warrants have an exercise price of $0.001 per share, will become exercisable upon issuance and remain exercisable until exercised in full.

The Common Warrants have an exercise price of $1.38 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of common stock upon exercise of the Common Warrants (the “Stockholder Approval”). The Series A Warrants will expire five years from Stockholder Approval and the Series B Warrants will expire eighteen (18) months from Stockholder Approval.

A holder of a Common Warrant or Pre-funded Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon sixty (61) days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Company currently intends to use the proceeds from the Private Placement of approximately $4.0 million in gross proceeds, before deducting the placement agent’s fees and other offering expenses payable by the Company, and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants and Common Warrants, for working capital, general operations, commercialization activities related to Arakoda, and the Company’s research and development program.

H.C. Wainwright & Co., LLC (“Placement Agent”) acted as the exclusive placement agent in connection with the Private Placement under an engagement letter, dated August 30, 2024, as amended, between the Company and the Placement Agent (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceed of the Private Placement and a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect thereto. The Company also agreed to pay the Placement Agent $85,000 for non-accountable expenses. The Company also issued to Wainwright (or its designees) warrants (the “Placement Agent Warrants”) to purchase up to 217,391 shares of Common. The Placement Agent Warrants have an exercise price equal to $1.725 per share and are exercisable beginning on the effective date of the Stockholder Approval for five years from Stockholder Approval.

The Pre-Funded Warrants, Common Warrants and Placement Agent Warrants and the shares of our Common Stock issuable upon the exercise of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Company agreed to indemnify the Placement Agent against certain liabilities relating to or arising out of the Placement Agent’s activities under the Engagement Letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which, among other things, the Company is required to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements to register for resale the shares of Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants (the “Warrant Shares”). The Company is required to use best efforts to have such registration statement(s) (collectively, the “Registration Statement”) declared effective as promptly as possible thereafter, and in any event no later than 45 days following September 4, 2024, or, in the event of a “full review” by the SEC, 75 days following the date such additional Registration Statement is required to be filed hereunder.

The Purchase Agreement has been filed as exhibits to this Current Report on Form 8-K to provide investors and stockholders with information regarding their terms. It is not intended to provide any other information about the parties to the Purchase Agreement, or any of their respective affiliates. The representations, warranties and covenants in the Purchase Agreement were made only for the purposes of such agreements and as of specified dates. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement. Accordingly, the representations, warranties and covenants may not accurately represent the current state of the Company’s affairs at any time.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, the Pre-funded Warrants, the Common Warrants and the Placement Agent Warrants are subject to and qualified in their entirety by reference to the full text of the agreements, copies of which (or forms thereof) are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K about the Private Placement and the agreements related thereto is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchaser in the Securities Purchase Agreement, the offering and sale of the securities issued in the Private Placement is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws.

Item 8.01 Other Events.

On September 4, 2024, the Company issued a press release announcing the pricing of Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On September 6, 2024, the Company issued a press release announcing the closing of Private Placement. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Pre-Funded Warrant
10.4	Form of Series A Warrants
10.5	Form of Series B Warrants
10.6	Form of Placement Agent Warrant
99.1	Press Release dated September 4, 2024
99.2	Press Release dated September 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

60 DEGREES PHARMACEUTICALS, INC.

Date: September 6, 2024	By:	/s/ Geoffrey Dow
	Name:	Geoffrey Dow
	Title:	Chief Executive Officer and President

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